Exhibit 10.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-120669) pertaining to the France Telecom U.S. Employee Shareholding – November 2004 Plan and in the Registration Statement on Form S-8 (No. 333-114841) pertaining to the France Telecom Liquidity Plan for US Employees of Orange SA—April 2004 Plan of our report dated March 4, 2003 with respect to the 2002 consolidated financial statements of France Telecom S.A., included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed on May 16, 2005 with the Securities and Exchange Commission.

/s/ RSM Salustro Reydel

Represented by Jean-Michel Charpentier

Paris, France

May 16, 2005